Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us in this Registration Statement on Form N-1A of GMO Series Trust relating to GMO U.S. Core Equity Series Fund, GMO Quality Series Fund, GMO U.S. Intrinsic Value Series Fund, GMO U.S. Growth Series Fund, GMO International Core Equity Series Fund, GMO International Large/Mid Cap Value Series Fund, GMO International Growth Equity Series Fund, GMO Developed World Stock Series Fund, GMO Foreign Series Fund, GMO Emerging Countries Series Fund, GMO Core Plus Bond Series Fund, GMO International Bond Series Fund, GMO Emerging Country Debt Series Fund, GMO U.S. Equity Allocation Series Fund, GMO Global Equity Allocation Series Fund, GMO Global Asset Allocation Series Fund, and GMO Benchmark-Free Allocation Series Fund, under the headings “Investment Advisory and Other Services – Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings – Ongoing Arrangements To Make Portfolio Holdings Available” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 27, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 14, 2012, relating to the financial statements and financial highlights which appears in the April 30, 2012 Annual Report to Shareholders of GMO International Equity Allocation Series Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements”, “Investment Advisory and Other Services – Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings – Ongoing Arrangements To Make Portfolio Holdings Available” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 27, 2012

2